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                                                                   Exhibit 23.17

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 and Prospectus (File No. 333-28085 and 333-28085-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates.

                                         /s/ Coopers & Lybrand L.L.P.

Tampa, Florida
January 7, 1998